Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned, Boon Sim, hereby constitutes and appoints Natalia Rezai, Stav Harel and Sophie Low, acting singly, and with full power of substitution or revocation, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.
prepare, execute and submit to the U.S. Securities and Exchange Commission (the “SEC”), and/or any national securities exchange on which the Company’s securities are listed, any and all reports (including any amendments thereto) the undersigned, in the undersigned’s capacity as an officer and/or director of Artius II Acquisition Inc., a Cayman Islands exempted company (the “Company”), and/or greater than 5% holder of the Company’s capital stock, is required to file with the SEC under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;

2.
obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

3.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority.

The undersigned acknowledges that:

1.
This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in their discretion on information provided to such Attorney-in-Fact without independent verification of such information;

2.
Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3.
Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4.
This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of December, 2024.

/s/ Boon Sim
By: Boon Sim
Title: Director